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                                                                   Exhibit 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-25741 of LaSalle Partners Incorporated on Form S-1 of our report regarding The Galbreath Company and Affiliates dated April 7, 1997 (except for Note 9 as to which the date is April 22, 1997), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Columbus, Ohio

July 2, 1997